UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2007

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

 Delaware                                                                             001-05558                                                                        75--1277589
(State or other jurisdiction                                                                           (Commission File Number)                                                                (IRS Employer
of incorporation)                                                                                                                                                 Identification No.)

2461 South Clark Street, Suite 630
Arlington, Virginia  22202
(Address of principal executive offices) (Zip Code)

(703) 236-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 6, 2007, the Audit Committee of the Board of Directors, or the Audit Committee, of Katy Industries, Inc. (the “Company”), in consultation with management, concluded that our following previously issued financial statements should no longer be relied upon and should be restated based on identified errors: 1) the consolidated financial statements as of December 31, 2006 and 2005 and for the years then ended contained in the Company’s Annual Report on Form 10-K; and 2) the consolidated financial statements for the quarters ending March 31, 2006 and 2007, June 30, 2006, and September 30, 2006 contained in the Company’s corresponding Form 10-Qs.  The Company intends to file its restated Annual Report on Form 10-K as of December 31, 2006 and its Quarterly Report on Form 10-Q as of March 31, 2007 as soon as practical.  In addition, the unaudited quarterly financial information included in the Company’s Annual Report on Form 10-K as of December 31, 2006 will be updated as the Annual Report on Form 10-K is amended, and the unaudited quarterly financial information included in the Company’s Quarterly Reports on Form 10-Q as of March 31, 2006, June 30, 2006 and September 30, 2006 will be updated as the Company files its corresponding Quarterly Reports for 2007.

In the second quarter of 2007, management of the Company noted discrepancies in its physical raw material inventory levels and the corresponding perpetual inventory records.  These discrepancies led the Company to initiate an internal investigation which resulted in the identification of errors in the physical inventory count of raw material used for valuation purposes at the Company’s wholly-owned subsidiary, Continental Commercial Products, LLC (“CCP”).  The Company has concluded these errors are isolated to fiscal 2005, fiscal 2006 and the three months ended March 31, 2007.

When management became aware of the issues referenced above, the Company, including the Audit Committee, initiated an investigation of the matter.  Management has discussed the investigation, the resolution of the problems and the strengthening of internal controls with the Audit Committee.

Based on the results of the investigation, management and the Audit Committee determined that (a) the errors were caused by intentional acts of a CCP employee who improperly accounted for physical quantity of raw material inventory and who has since been dismissed; (b) the scope of the errors were contained in fiscal 2005, fiscal 2006 and the three months ended March 31, 2007; and (c) the errors were concentrated in the area discussed above.

The Company’s management and the Audit Committee have discussed this matter with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

Impact of Error on Previously filed Financial Statements

The impact of the raw material inventory error on loss from continuing operations and net loss is approximately ($0.2) million and ($0.6) million for the years ended December 31, 2005 and 2006, respectively.  The impact of the raw material inventory error on loss from continuing operations and net loss is approximately ($0.2) million for the three months ended March 31, 2006, ($0.2) million and ($0.4) million for the three and six months ended June 30, 2006, ($0.2) million and ($0.6) million for the three and nine months ended September 30, 2006, and $0.1 million for the three months ended March 31, 2007.  In addition, as part of the restatement, the Company will be recording additional items, certain of which were previously identified and determined to be immaterial.  The impact of these additional items on net loss is approximately ($0.4) million and $0.2 million for the years ended December 31, 2005 and 2006, respectively, and will be allocated between loss from continuing operations and loss from discontinued operations as appropriate.

Internal Control Considerations

In connection with the Company's evaluation of the restatement described above, management has concluded that the restatement is the result of previously unidentified material weaknesses in the Company's internal control over financial reporting.  A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected.  Management has also determined that the Company's disclosure controls and procedures were ineffective as of December 31, 2005 and 2006, March 31, 2006 and 2007, June 30, 2006, and September 30, 2006 due to the material weaknesses described below.  In addition the Company expects to report that its disclosure controls and procedures were ineffective as of June 30, 2007.

As discussed above, these control deficiencies will result in the restatement of the Company's consolidated financial statements for December 31, 2005 and 2006, March 31, 2006 and 2007, June 30, 2006, and September 30, 2006.  Additionally, these control deficiencies could result in further misstatements to the Company's financial statements, which would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.  Accordingly, management determined that these control deficiencies represented material weaknesses in internal control over financial reporting.

Management has not yet finalized its assessment of internal controls over financial reporting related to the matters described above, and, accordingly, the Company may identify additional material weaknesses.  The Company believes the above errors resulted from the following material weaknesses in internal control over financial reporting:

•
The Company did not maintain a proper level of segregation of duties, specifically the verification process of physical raw material inventory on hand and the operational handling of this inventory; and

•	The Company did not maintain sufficient oversight of the raw material inventory counting and reconciliation process.

The Company has undertaken the following steps during the second and third quarters of 2007 to address the above material weaknesses within our internal controls over physical counting of inventory:

•	Completed a full resin physical inventory by independent employees not involved in the operational handling and reporting of resin inventory;

•	Completed a full comparison of the physical resin inventory to the general ledger and recorded the appropriate adjustment;

•	Verified the automated measurement systems with third parties as well as the physical observation of the resin inventory by independent employees;

•
Initiated weekly physical counts of resin inventory and completed a comparison to the perpetual inventory system for any differences with any significant differences investigated by management.  We will continue to perform these weekly physical counts until management believes the process and related controls are operating as designed; and

•	Reviewed and adjusted, as necessary, procedures and personnel involved in the physical inventory counting of resin.

Management and the Board of Directors are committed to the remediation and continued improvement of our internal control over financial reporting associated with inventory.  We have dedicated and will continue to dedicate significant resources to this remediation effort and believe that we have made significant progress in reestablishing effective internal controls over financial reporting associated with the above raw material inventory counting process.  The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to continue to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.  We have started to implement remedial measures for the material weaknesses we have identified; however, we have very limited operating experience with the remedial measures we have implemented to date and the measures we have taken to date or any future measures we may take may not adequately remedy all of the material weaknesses in internal control we have identified.  Despite our efforts, the measures we implement may not enable us to maintain adequate controls over our financial and reporting processes in the future.

Additional material weaknesses in our internal controls could be discovered in the future.  Any failure to remedy the deficiencies identified by management, any failure to implement required new or improved controls and the discovery of unidentified deficiencies could harm our operating results, cause us to fail to meet our reporting obligations, subject us to increased risk of errors and fraud related to our financial statements or result in material misstatements in, and untimely filing of, our financial statements.  Any such failure also could adversely affect the results of the periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our “internal control over financial reporting” that will become required under Section 404 of the Sarbanes-Oxley Act of 2002.  The existence of a material weakness could result in errors in our financial statements that could warrant an additional restatement of our existing financial statements or could cause a restatement of future presented financial statements.  The need to restate our financial statements could cause us to fail to meet our reporting obligations.  Inadequate internal controls and untimely financial reporting could harm our operating results and cause investors to lose confidence in our reported financial information, which could also have a negative effect on the trading price of our stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ Amir Rosenthal
Amir Rosenthal
Vice President, Chief Financial Officer,
General Counsel and Secretary
Date:  August 10, 2007